Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES SECOND QUARTER 2007 RESULTS

Company Closes the MeziMedia Acquisition and Increases Share Repurchase Authorization to $100
Million

Westlake Village, CA – July 30, 2007 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the second quarter ended June 30, 2007. Diluted net income per common share of $0.17 met the low end of the Company’s previously-issued guidance. However, revenue and adjusted-EBITDA1 were below the Company’s previously-issued guidance. The quarter’s results were negatively impacted by the Company’s promotion-based business.

The Company also announced that today it will close its acquisition of MeziMedia, Inc., a leading operator of U.S. comparison shopping websites, and that its board of directors has increased the authorization of the Company’s stock repurchase program to $100 million.

“The promotion-based sector suffered a downturn that began in late May and became more pronounced in June, which negatively impacted our quarter” said Tom Vadnais, chief executive officer of ValueClick. “We have reassessed our outlook on the promotion-based business and have taken aggressive steps to bring its costs in line with the changes occurring in this part of the industry. We expect to see the full impact of this cost-cutting initiative in the fourth quarter.”

Mr. Vadnais continued, “While promotion-based lead generation results were disappointing, I am pleased by the strong performance in our non-promotional Media, Affiliate Marketing and Technology businesses. Additionally, MeziMedia gives our Comparison Shopping segment scale in the U.S. that complements PriceRunner’s scale in Europe. ValueClick’s scale and breadth in online performance marketing services and technologies differentiate us from our peers, and we remain optimistic about the Company’s prospects for growth and profitability.”

Second Quarter 2007 Results
Revenue for the second quarter of 2007 was $148.7 million, an increase of $18.6 million, or 14 percent, from $130.0 million for the second quarter of 2006. Second quarter 2007 results include three months of operations from Shopping.net, acquired in December 2006.

Income before income taxes for the second quarter of 2007 was $29.4 million compared to $27.2 million for the second quarter of 2006. Adjusted-EBITDA for the second quarter of 2007 was $38.8 million compared to $36.0 million for the second quarter of 2006. Second quarter 2006 income before income taxes and adjusted-EBITDA include net proceeds of $1.9 million related to a favorable legal settlement.

Net income for the second quarter of 2007 was $17.6 million, or $0.17 per diluted common share, compared to $14.4 million, or $0.14 per diluted common share, for the second quarter of 2006.

The consolidated balance sheet as of June 30, 2007 includes $373 million in cash, cash equivalents and marketable securities, $703 million in total stockholders’ equity and no long-term debt.

MeziMedia Acquisition Closed
ValueClick also announced that today it will close its acquisition of MeziMedia, Inc. for approximately $95.5 million in cash, net of cash acquired, at the time of closing and additional cash consideration based on revenue and adjusted-EBITDA performance from the closing date through December 31, 2009.

Total cash consideration, which includes the $95.5 million net cash payment at time of closing, will range between $95.5 million and $347.4 million, depending on whether performance thresholds are met.

Stock Repurchase Program Authorization Increased to $100 Million
ValueClick also announced that its board of directors has increased the authorization of its stock repurchase program.

In September 2001, the Company’s board of directors authorized a stock repurchase program (“the program”) to allow for the repurchase of shares of the Company’s common stock at prevailing market prices in the open market or through unsolicited negotiated transactions. Since the inception of the program and through June 30, 2007, the Company’s board of directors had authorized a total of $245 million for repurchases under the Program and the Company had repurchased a total of 32.6 million shares of its common stock for $179 million, leaving approximately $66 million available under the program. That amount has been increased to $100 million as a result of the board’s new authorization.

Repurchases have been funded from available working capital and all shares have been retired subsequent to their repurchase. There is no guarantee as to the exact number of shares that will be repurchased by the Company and the Company may discontinue repurchases at any time that management or the Company’s board of directors determines additional repurchases are not warranted.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors. Actual net income tax expense and the net effective income tax rate may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

Based on its second quarter results, the close of the MeziMedia acquisition and revised outlook for 2007, ValueClick is updating its fiscal year 2007 guidance ranges, issued previously on May 2, 2007:

Fiscal Year 2007	Previous Guidance	Updated Guidance
Revenue	$655-$665 million	$645-$660 million
Adjusted-EBITDA	$177-$182 million	$168-$172 million
Diluted net income per common share	$0.79-$0.81	$0.74-$0.76

Fiscal year 2007 guidance for diluted net income per common share includes a reduction of $0.11 per diluted common share for stock-based compensation expense, and assumes a 41 percent net effective income tax rate.

Additionally, ValueClick is announcing guidance for the third quarter of 2007:

Third Quarter 2007	Guidance
Revenue	$155-$165 million
Adjusted-EBITDA	$38-$40 million
Diluted net income per common share	$0.16-$0.17

Third quarter 2007 guidance for diluted net income per common share includes a reduction of $0.03 per diluted common share for stock-based compensation expense and assumes a 42 percent net effective income tax rate.

Conference Call Today at 8:30 a.m. ET
James Zarley, executive chairman, Tom Vadnais, chief executive officer, and Sam Paisley, chief administrative officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the second quarter during a conference call and webcast on July 30, 2007 at 8:30 a.m. ET. Investors can access the call by dialing (877) 704-5385 or (913) 312-1303. The passcode is 8823884.

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 8823884.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on March 1, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended June 30,
	(Unaudited)
	(Note 1)
	2007	2006

Revenue	$148,676	$130,028
Cost of revenue	49,057	42,126

Gross profit	99,619	87,902
Operating expenses:
Sales and marketing (Note 2)	42,194	37,641
General and administrative (Note 2)	17,200	11,377
Technology (Note 2)	8,735	8,267
Amortization of intangible assets	5,470	5,450

Total operating expenses	73,599	62,735

Income from operations	26,020	25,167
Interest income, net	3,375	2,005

Income before income taxes	29,395	27,172
Income tax expense	11,767	12,728

Net income	$17,628	$14,444

Basic net income per common share	$0.18	$0.14

Weighted-average shares used to compute basic net income per common share	100,038	101,265

Diluted net income per common share	$0.17	$0.14

Weighted-average shares used to compute diluted net income per common share	101,623	103,459

Note 1 – The condensed consolidated statements of operations include the results of Shopping.net from the acquisition consummation date (December 1, 2006). Had this transaction been completed as of January 1, 2006, on an unaudited pro-forma basis, revenue would have been $131.2 million, and net income would have been $14.4 million, or $0.14 per diluted common share, for the three-month period ended June 30, 2006. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2006, and are not necessarily indicative of future results.

	Three-month Period
	Ended June 30,
Note 2 – Includes stock-based compensation expense as follows:	(Unaudited)
	2007	2006
Sales and marketing	$1,296	$1,173
General and administrative	2,981	1,397
Technology	643	626

Total stock-based compensation expense	$4,920	$3,196

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six-month Period
	Ended June 30,
	(Unaudited)
	(Note 1)
	2007	2006

Revenue	$305,600	$247,315
Cost of revenue	96,104	81,363

Gross profit	209,496	165,952
Operating expenses:
Sales and marketing (Note 2)	90,646	69,015
General and administrative (Note 2)	34,741	28,208
Technology (Note 2)	17,662	16,313
Amortization of intangible assets	11,241	11,105

Total operating expenses	154,290	124,641

Income from operations	55,206	41,311
Interest income, net	6,314	3,923

Income before income taxes	61,520	45,234
Income tax expense	25,258	21,001

Net income	$36,262	$24,233

Basic net income per common share	$0.36	$0.24

Weighted-average shares used to compute basic net income per common share	99,801	101,643

Diluted net income per common share	$0.36	$0.23

Weighted-average shares used to compute diluted net income per common share	101,331	104,120

Note 1 – The condensed consolidated statements of operations include the results of Shopping.net from the acquisition consummation date (December 1, 2006). Had this transaction been completed as of January 1, 2006, on an unaudited pro-forma basis, revenue would have been $249.2 million, and net income would have been $24.0 million, or $0.23 per diluted common share, for the six-month period ended June 30, 2006. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2006, and are not necessarily indicative of future results.

	Six-month Period
	Ended June 30,
Note 2 – Includes stock-based compensation expense as follows:	(Unaudited)
	2007	2006
Sales and marketing	$2,324	$2,449
General and administrative	5,065	2,763
Technology	1,169	1,304

Total stock-based compensation expense	$8,558	$6,516

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended June 30,
	(Unaudited)
	2007	2006
Net income	$17,628	$14,444
Less interest income, net	(3,375)	(2,005)
Plus provision for income taxes	11,767	12,728
Plus amortization of intangible assets	5,470	5,450
Plus depreciation and leasehold amortization	2,343	2,220
Plus stock-based compensation	4,920	3,196

Adjusted-EBITDA	$38,753	$36,033

	Six-month Period
	Ended June 30,
	(Unaudited)
	2007	2006
Net income	$36,262	$24,233
Less interest income, net	(6,314)	(3,923)
Plus provision for income taxes	25,258	21,001
Plus amortization of intangible assets	11,241	11,105
Plus depreciation and leasehold amortization	4,777	4,469
Plus stock-based compensation	8,558	6,516

Adjusted-EBITDA	$79,782	$63,401

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(In thousands)

	Three-month Period Ended June 30,		Six-month Period Ended
			June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Media:
Revenue	$100,937	$93,542	$209,359	$172,927
Cost of revenue	39,885	36,240	78,417	69,976

Gross profit	61,052	57,302	130,942	102,951
Operating expenses	37,072	34,416	81,168	61,470

Segment income from operations	$23,980	$22,886	$49,774	$41,481

Comparison Shopping:
Revenue	$8,174	$5,948	$16,791	$11,494
Cost of revenue	1,815	460	3,164	753

Gross profit	6,359	5,488	13,627	10,741
Operating expenses	5,780	4,972	12,505	10,345

Segment income from operations	$579	$516	$1,122	$396

Affiliate Marketing:
Revenue	$32,252	$25,160	$65,050	$52,022
Cost of revenue	6,705	4,328	12,663	8,439

Gross profit	25,547	20,832	52,387	43,583
Operating expenses	10,183	8,218	20,072	17,081

Segment income from operations	$15,364	$12,614	$32,315	$26,502

Technology:
Revenue	$7,768	$5,728	$15,238	$11,503
Cost of revenue	1,434	1,325	2,886	2,650

Gross profit	6,334	4,403	12,352	8,853
Operating expenses	3,410	3,130	6,849	6,212

Segment income from operations	$2,924	$1,273	$5,503	$2,641

Total segment income from operations	$42,847	$37,289	$88,714	$71,020
Corporate expenses	(6,437)	(3,476)	(13,709)	(12,088)
Stock-based compensation	(4,920)	(3,196)	(8,558)	(6,516)
Amortization of intangible assets	(5,470)	(5,450)	(11,241)	(11,105)

Consolidated income from operations	$26,020	$25,167	$55,206	$41,311

Reconciliation of segment revenue to consolidated revenue:
Media	$100,937	$93,542	$209,359	$172,927
Comparison Shopping	8,174	5,948	16,791	11,494
Affiliate Marketing	32,252	25,160	65,050	52,022
Technology	7,768	5,728	15,238	11,503
Inter-segment eliminations	(455)	(350)	(838)	(631)

Consolidated revenue	$148,676	$130,028	$305,600	$247,315